Exhibit d.20

CALAMOS INVESTMENT TRUST

June 29, 2018

Calamos Advisors LLC

2020 Calamos Court

Naperville, Illinois 60563

Ladies and Gentlemen:

Re:	Management Agreement

This letter confirms that effective July 1, 2018, Calamos Investment Trust (the “Trust”) and Calamos Advisors LLC (“CAL”) have mutually agreed that Schedule A to the Management Agreement between the Trust and CAL dated December 13, 2004, as amended, has been amended and replaced by Schedule A attached hereto.

Please sign below to confirm our mutual agreement.

Very truly yours,

CALAMOS INVESTMENT TRUST

By	/s/ J. Christopher Jackson
	Name:	J. Christopher Jackson
	Title:	Secretary

Amended Advisory Fee Schedule as reflected in Schedule A attached hereto, accepted this   29th   day of June, 2018.

CALAMOS ADVISORS LLC

By	/s/ Thomas Herman
	Name:	Thomas Herman
Title: Chief Financial Officer

SCHEDULE A

ADVISORY FEE SCHEDULE

Growth Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	1.00%

Above $500 million up to and including $1 billion	0.90%

Above $1 billion up to and including $6 billion	0.80%

Above $6 billion	0.70%

Convertible Fund, Growth and Income Fund, Market Neutral Income Fund and Hedged Equity Income Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	0.75%

Above $500 million up to and including $1 billion	0.70%

Above $1 billion	0.65%

High Income Opportunities Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	0.60%

Above $500 million up to and including $1 billion	0.55%

Above $1 billion	0.50%

International Growth Fund[1], Opportunistic Value Fund, Global Growth and Income Fund, Global Equity Fund[1], and Dividend Growth Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	1.00%

Above $500 million up to and including $1 billion	0.95%

1 Subject to possible adjustment based on the Fund’s performance as described below.

Above $1 billion up to and including $6 billion	0.90%

Above $6 billion	0.80%

Total Return Bond Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	0.45%

Above $500 million up to and including $1 billion	0.43%

Above $1 billion up to and including $6 billion	0.41%

Above $6 billion	0.35%

Evolving World Growth Fund and Emerging Market Equity Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	1.10%

Above $500 million up to and including $1 billion	1.05%

Above $1 billion up to and including $6 billion	1.00%

Above $6 billion	0.90%

Phineus Long/Short Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	1.25%

Above $500 million up to and including $1 billion	1.20%

Above $1 billion	1.15%

Global Convertible Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	0.85%

Above $500 million up to and including $1 billion	0.80%

Above $1 billion	0.75%

Short-Term Bond Fund

Monthly Average Net Assets	Annual Fee Rate

Up to and including $500 million	0.30%

Above $500 million up to and including $1 billion	0.27%

Above $1 billion	0.25%

International Growth Fund Performance Adjustment:

In addition, for International Growth Fund only, the advisory fee shall equal the base fee (shown above) adjusted by the following performance adjustment, if any:

The base fee shall be either increased or decreased by a performance fee adjustment at the rate of 1/12th of 0.03% of the Fund’s average net assets over the preceding rolling Performance Period for each 1% increment amount by which the Fund outperforms or underperforms its benchmark, MSCI EAFE Growth Index (“Index”) over such period and rounded to the nearest 0.01%, subject to a maximum increase or decrease of 0.30% of average net assets calculated over such period.

The initial Performance Period is the period commencing on the first full calendar month following Fund’s commencement of operations. During the first eleven months of the initial Performance Period, there will be no performance adjustment. Starting with the twelfth month of the period, the performance adjustment will take effect. Following the twelfth month a new month will be added to the Performance Period until the Performance Period equals 36 months. Thereafter, the Performance Period will consist of the current month plus the previous 35 months.

The investment performance of the Fund will be the sum of:

(1) the change in the Fund’s net asset value (“NAV”) per share during the Performance Period; plus

(2) the value of the Fund’s cash distributions per share accumulated to the end of the Performance Period; plus

(3) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period;

expressed as a percentage of the Fund’s NAV per share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Fund at the NAV in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

(1) the change in the level of the Index during the Performance Period; plus

(2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.

Global Equity Fund Performance Adjustment:

In addition, for Global Equity Fund only, the advisory fee shall equal the base fee (shown above) adjusted by the performance adjustment fee, if any:

The base fee shall be either increased or decreased by a performance fee adjustment at the rate of 1/12th of 0.03% of the Fund’s average net assets over the preceding rolling Performance Period for each 1% increment amount by which the Fund outperforms or underperforms its benchmark, MSCI World Index ($US) (“Index”) over such period and rounded to the nearest 0.01%, subject to a maximum increase or decrease of 0.30% of average net assets calculated over such period.

The initial Performance Period is the period commencing on the first day of the first full calendar month following the Fund’s commencement of operations. During the first eleven months of the initial Performance Period for the Fund, there will be no performance adjustment. Starting with the twelfth month of the period, the performance adjustment will take effect. Following the twelfth month a new month will be added to the Performance Period until the Performance Period equals 36 months. Thereafter, the Performance Period will consist of the current month plus the previous 35 months.

The investment performance of the Fund will be the sum of:

(1) the change in the Fund’s net asset value (“NAV”) per Class A share during the Performance Period; plus

(2) the value of the Fund’s cash distributions per Class A share accumulated to the end of the Performance Period; plus

(3) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period;

expressed as a percentage of the Fund’s NAV per Class A share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per Class A share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in Class A shares of the Fund at the NAV in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

(1) the change in the level of the Index during the Performance Period; plus

(2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities that comprise the Index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.